Exhibit 99.1

Mannatech Names New Chief Executive Officer, President

Wayne Badovinus brings more than 40 years of consumer brand leadership

Coppell, Texas, June 5, 2008—Mannatech, Incorporated (NASDAQ – MTEX), a leading developer and provider of dietary supplements and skin care solutions, today announced that Wayne L. Badovinus will be joining the company as chief executive officer and president on June 16, 2008.

In his 43 year career in consumer brands, Mr. Badovinus held senior management positions with a number of well-known retail/department store and catalog companies. He served as president and CEO for Eddie Bauer from 1987 to 1992 and Acme Boot Company from 1994 to 1997. Mr. Badovinus also served as chief executive officer of Design Within Reach, a multi-channel seller of modern design furniture, from 2000 to 2005, as it grew to a $150 million company in only five years and executed a public stock offering in June 2004. In addition, Mr. Badovinus served as chief operating officer for Williams-Sonoma during 1986 and 1987 and vice president for Nordstrom. Most recently, Badovinus served as senior operating partner for JH Partners, a private equity firm specializing in consumer and marketing-driven growth companies.

“Wayne has proven experience leading and managing consumer companies through dynamic growth,” said J. Stanley Fredrick, lead director of Mannatech’s Board of Directors. “His track record with high-end brands like Eddie Bauer illustrates his potential to grow market share for Mannatech. Under Wayne’s leadership we will enhance our domestic presence and continue expansion efforts in global markets.”

Sam Caster, Chairman of the Board stated “Having successfully implemented growth strategies for public companies, Badovinus will bring new focus and energy to our domestic market. His broad experience with the retail and catalog sales channels will re-invigorate the company as it prepares for growth as one of the leading dietary supplement and skin care brands sold through direct selling.”

Mr. Badovinus also served as the Chairman of the Board for Country Home Products, NapaStyle and Chefs Catalog, and served on the public company board of Design Within Reach. He has also served on the advisory boards of The Vermont Country Store, Gardener’s Supply, Autumn Harp and N.E.O.S. He received a Bachelor of Business Administration from the University of Washington in Seattle in 1965.

Current CEO and President Terry Persinger will step down in June as previously announced. He will continue serving Mannatech as an employee reporting to the Board on projects assigned over the next three years.

About Mannatech

Mannatech, Incorporated, is a global wellness solutions provider of innovative, high-quality, proprietary nutritional supplements, topical and skin care products, and weight management products sold through independent associates and members located in the United States and the international markets of Canada, Australia, the United Kingdom, Japan, New Zealand, the Republic of Korea, Taiwan, Denmark, Germany, and South Africa.

Please Note: This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “intend” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Mannatech’s inability to attract and retain associates and members, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that the expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Contact Information:

Gary Spinell, Vice President

Investor Relations

972-471-6512

ir@mannatech.com

Corporate website: www.mannatech.com